Exhibit 23.7
Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-294350) on Form S-3 and registration statements (No. 333-150694, 333-166828, 333-188599, 333-223167 and 333-271578) on Form S-8 of Albemarle Corporation of our report dated March 26, 2024, with respect to the consolidated financial statements of Windfield Holdings Pty Ltd and its subsidiaries which report appears in the Form 10-K/A of Albemarle Corporation dated March 31, 2026.

/s/ KPMG

KPMG
Perth, Australia
March 31, 2026